-----------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                               September 29, 2000


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-19084                   94-2925073
----------------------   ----------------------  -------------------------------
State of incorporation   Commission File Number  IRS Employer Identification No.

                          250-900 East Hamilton Avenue
                               Campbell, CA 95008

                    (address of principal executive offices)

         Company's telephone number, including area code: (408) 626-2000

                 -----------------------------------------------

Item 2.  Acquisition or Disposition of Assets

On September 29, 2000, PMC-Sierra, Inc. completed the acquisition of SwitchOn Networks, Inc., a privately held company with locations in Milpitas, California and Pune, India. SwitchOn makes processors that inspect the packets of data that make up a data communications signal. Once a packet is inspected, SwitchOn's products generate statistics for traffic monitoring, classify packets for bandwidth allocation and other value-added services, and facilitate customer billing.

In connection with the acquisition, PMC will issue approximately 2.1 million shares of common stock, stock options and warrants in exchange for all outstanding shares of SwitchOn stock, stock options and warrants. PMC expects to account for this acquisition as a pooling of interests.

Pursuant to the requirements of the Securities Exchange Act of 1934, PMC has duly caused this report to be signed on its behalf by the undersigned duly authorized person.

Date:    October 3, 2000

                                                   PMC-SIERRA, INC.

                                                   /s/ John W. Sullivan
                                                  ------------------------------
                                                  John W. Sullivan
                                                  Vice-President, Finance and
                                                  Principal Accounting Officer